AEGIS VALUE FUND, INC.
FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT, dated as of the 7th day of October, 2013, to the Transfer Agent Servicing Agreement dated as of November 10, 2011 (the “Agreement”), is entered into by and between AEGIS VALUE FUND, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the length of the Agreement and the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 13.  Term of Agreement; Amendment is hereby superseded and replaced with the following:

13.  Term of Agreement; Amendment

This Agreement shall become effective as of November 1, 2013 and, unless terminated pursuant to the terms hereof, will continue in effect for a period of two (2) years.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated (i) by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party or (ii) by the Company within 5 days after it receives notification from USBFS of an increase in costs pursuant to Section 6 hereof..  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Company.

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

(signatures on the following page)

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

AEGIS VALUE FUND, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Scott L. Barbee	By: /s/ Michael R. McVoy

Name: Scott L. Barbee	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit C
to the
Transfer Agent Servicing Agreement

AEGIS FUNDS TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at November 1, 2013

Annual Service Charges to the Fund*
▪  Base Fee Per CUSIP                                                                       $[  ] /year plus [  ] basis point on all assets
▪  NSCC Level 3 Accounts                                                               $[  ] /open account
▪  Direct Open Accounts                                                                  $[  ] /open account
▪  Closed Accounts                                                                           $[  ] /closed account

Services Included in Annual Base Fee Per CUSIP
▪  DST NSCC Charge

Activity Charges
▪  Manual Shareholder Transaction & Correspondence             $[  ] /event
▪  Omnibus Account Transaction                                                   $[  ] /transaction
▪  Telephone Calls                                                                             $[  ] /minute ($[  ] max./call)
▪  Voice Response Calls                                                                   $[  ] /call
▪  Daily Valuation/Manual 401k Trade                                           $[  ] /trade

Conversion
▪  $[  ] /open account

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit C (continued) to the Transfer Agent Servicing Agreement – Aegis Value Fund, Inc.
SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at November 1, 2013
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪  FAN Web Premium (Fund Groups over [  ] open accounts)
    − Implementation - $[  ] /fund group – includes up to [  ] hours of technical/BSA support
    − Annual Base Fee - $[  ] /year
▪  FAN Web Select (Fund Groups under [  ] open accounts)
    − Implementation - $[  ] /fund group – includes up to [  ] hours of technical/BSA support
    − Annual Base Fee - $[  ] /year
▪  FAN Web Direct (API) – Quoted Separately
▪  Customization - $[  ] /hour
▪  Activity (Session) Fees:
    − Inquiry - $[  ] /event
    − Account Maintenance - $[  ] /event
    − Transaction – financial transactions, reorder statements, etc. - $[  ] /event
    − New Account Set-up - $[  ] /event (Not available with FAN Web Select)
▪  Strong Authentication:
    − $[  ] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪  Base Fee Per Management Company – file generation and delivery - $[  ] /year
▪ Per Record Charge
    − Rep/Branch/ID - $[  ]
    − Dealer - $[  ]
▪  Price Files - $[  ] or $[  ] /user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
    − Inquiry - $[  ] /event
    − Per broker ID - $[  ] /month per ID
▪  Transaction Processing
    − Implementation - $[  ] /management company
    − Transaction – purchase, redeem, exchange, literature order - $[  ] /event
    − New Account Setup – $[  ] /event
    − Monthly Minimum Charge - $[  ] /month
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪  Implementation Fees
    − Develop eBusiness Solutions Software - $[  ] /fund group
    − Code Print Software - $[  ] /fund group
▪  Load charges
    − $[  ] /image
▪  Archive charge (for any image stored beyond [  ] years)
    −   $[  ] /document
*Normal Vision ID and activity charges also apply.

Amended Exhibit C (continued) to the Transfer Agent Servicing Agreement – Aegis Value Fund, Inc.
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at November 1, 2013

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪  [  ] days or less: $[  ] /open account
▪  [  ] -[  ] days: $[  ] /open account
▪  [  ] -[  ] days: $[  ] /open account
▪  [  ] days – [  ] year: $[  ] /open account
▪  [  ] year – [  ] years: $[  ] /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪  $[  ] setup /fund group of [  ] -[  ] funds, $[  ] setup /fund group of over [  ] funds
▪  $[  ] /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[  ] per open account per year.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪  Setup: MFx Portal - $[  ]
▪  Service - $[  ] /user per month
▪  Access to the following systems included:
    − BDS – Statement Storage and Retrieval
    − ReportSource – Mainframe T/A Report Library
    − T/A Imaging – Thin Client AWD
    − FundSource – Comprehensive Fund Information
    − 3270 – T/A Mainframe Access
▪  Custom Electronic File Exchange (DDS of delivery of TIP files) - $[  ] one time setup fee
    - $[  ] /file per month maintenance fee

Transfer Agent Training Services
▪  On-site at USBFS - $[  ] /day
▪  At client location - $[  ] /day plus travel and out-of-pocket expenses

Fees exclude postage and printing charges.

Amended Exhibit C (continued) to the Transfer Agent Servicing Agreement – Aegis Value Fund, Inc.
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at November 1, 2013

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪  $[  ] setup/fund group
▪  $[  ] /certificate transaction

Jumbo Pricing (JUMBO) – allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.
▪  $[  ] /account group per year

Expedited CUSIP Setup - $[  ] /CUSIP (Less than [  ] days)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪  $[  ] /qualified plan account or Coverdell ESA account (Cap at $[  ] /SSN)
▪  $[  ] /transfer to successor trustee
▪  $[  ] /participant distribution (Excluding SWPs)
▪  $[  ] /refund of excess contribution
▪  $[  ] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪  $[  ] /outgoing wire transfer or overnight delivery
▪  $[  ] /telephone exchange
▪  $[  ] /return check or ACH or stop payment
▪  $[  ] /research request per account (Cap at $[  ] /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
▪  Account Management
    − $[  ]  /month (account management, lead reporting and database administration)
▪  Out-of-Pocket Expenses
    − Kit and order processing expenses, postage, and printing
▪  Inbound Teleservicing Only
    − Account Management - $[  ]  /month
    − Call Servicing - $[  ] /minute
▪  Lead Conversion Reporting (Closed Loop)
    − Account Management- $[  ]  /month
    − Database Installation, Setup -$[  ] /fund group
Specialized Programming - (Separate Quote)*